UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016

99 CENTS ONLY STORES LLC

(Exact name of registrant as specified in its charter)

California	1-11735	95-2411605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue
City of Commerce, California	90023
(Address of principal executive offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jack Sinclair Employment Agreement

Mr. Sinclair entered into an employment agreement with 99 Cents Only Stores LLC (the “Company” or “99 Cents”) as of August 24, 2016 in connection with his employment as Chief Merchandising Officer of the Company.  Mr. Sinclair will receive an initial annual base salary of $575,000 during the term of the employment agreement.  Mr. Sinclair will also be eligible to receive an annual incentive bonus with a target of 75% of his annual base salary.

If Mr. Sinclair is terminated by 99 Cents for any reason other than for cause, subject to his execution and non-revocation of a release of claims against 99 Cents and continued compliance with his fair competition agreement, Mr. Sinclair will receive continued payments of his annual base salary (i) if terminated prior to March 11, 2017, for 18 months following termination of employment or (ii) if terminated on or after March 11, 2017, for 12 months following termination of employment, in each case, in accordance with the Company’s regular payroll schedule.

The foregoing description of the employment agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between 99 Cents Only Stores LLC and Jack Sinclair, effective as of August 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

99 CENTS ONLY STORES LLC

Dated: August 29, 2016	By:	/s/ Felicia Thornton
Felicia Thornton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between 99 Cents Only Stores LLC and Jack Sinclair, effective as of August 24, 2016.